                                                                    Exhibit 3(b)

First SunAmerica Life Insurance Company
1 SunAmerica Center
Los Angeles, CA  90067-6022



Mailing Address:

P. O. Box 54299
Los Angeles, CA 90054-0299

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                                                                         Selling
                                                                       Agreement

                                SELLING AGREEMENT

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This Selling Agreement ("Agreement"), dated as of December 31, 2002, is by and among First SunAmerica Life Insurance Company ("Insurer"), WM Funds Distributor, Inc. ("Distributor") and WM Financial Services, Inc., together with its duly licensed insurance affiliates indicated on the attached Annex I (the "Affiliates" and collectively, "Broker/Dealer").

Where permitted by state law, Broker/Dealer is acting as general agent hereunder and shall be responsible for the duties of broker/dealer and general agent hereunder. If state law does not permit Broker/Dealer to hold a corporate insurance license, the appropriate duly licensed insurance affiliate identified on Annex I shall act as general agent hereunder. Upon execution of Annex I, such entity or entities agree to be bound by the terms hereof as if it were included in the definition of Broker/Dealer.

1.   Appointment. This Agreement is for the purpose of arranging for the
     -----------
distribution of certain variable and fixed annuity contracts and any other life insurance products identified on Exhibit 1 (the "Contracts"), issued by the Insurer and, in the case of variable contracts, for which Distributor is distributor, through sales people who are licensed agents of the Insurer for insurance purposes, are associated with and registered representatives of Broker/Dealer (each, a "Subagent"). In consideration of the mutual promises and covenants contained in this Agreement, the Insurer and Distributor each appoint Broker/Dealer and, as provided in Section 3, its Subagents, to solicit and procure applications for the Contracts. This appointment is not deemed to be exclusive in any manner and only extends to those jurisdictions with respect to which the Insurer has notified Broker/Dealer that the Contracts have been approved for sale and in which Insurer and Broker/Dealer are both licensed as required by prevailing regulatory requirements.

2.   Representations and Warranties.
     ------------------------------

     A. Each party hereto represents and warrants to each other party, as follows:

          (i) It is duly organized, validly existing and in good standing under the laws of the state of its incorporation or other corresponding applicable law and has all requisite power, corporate or otherwise to carry on its business as now being conducted and to perform its obligations as contemplated by this Agreement.

          (ii) It has all licenses, approvals, permits and authorizations of, and registrations with, all authorities and agencies, including non-governmental self-regulatory agencies, required under all federal, state, and local laws and regulations to enable it to perform its obligations as contemplated by this Agreement.

          (iii) The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action, if applicable, and this Agreement constitutes the legal, valid and binding agreement of such party, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity.

     B.   Broker/Dealer additionally represents and warrants as follows:

          (i) It is registered as a broker and dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

          (ii) It will comply with all applicable laws, rules and regulations of, as well as any and all directives and guidelines issued by any agency or other regulatory body with authority over Broker/Dealer or over the premises on which Broker/Dealer and its Subagents are soliciting the sale of Contracts.

          (iii) It is duly licensed as a corporate insurance agent, where required, or it has identified on Annex I hereto its Affiliates which hold such licenses and are permitted to do so under applicable laws.

     C.   Insurer additionally represents and warrants as follows:

          (i) A Registration Statement on Form N-4 (and, if applicable, Form S-3) (the "Registration Statement") for each of the Contracts has been filed with the Securities and Exchange Commission (the "Commission") in the form previously delivered to Broker/Dealer. Insurer agrees that it shall forward to Broker/Dealer copies of any and all amendments to the Registration Statement, together with any voting instruction solicitation material and other documents relating to the Contracts, at the time that they are filed with the Commission.

          (ii) The Registration Statement and any further amendments or supplements thereto will, when they become effective, and the prospectus constituting part of the Registration Statement (the "Prospectus") will, at all times, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission under such Acts, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Insurer by the Distributor expressly for use therein.

          (iii) The Contracts have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto and will comply in all material respects with applicable federal and state law.

          (iv) The Contracts have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto and will comply in all material respects with applicable federal and state law.

3.   Subagents. Broker/Dealer is authorized to recommend Subagents to Insurer
     ---------
for appointment to solicit sales of the Contracts. Broker/Dealer is responsible for investigating the character, work experience and background of any proposed Subagent prior to recommending appointment by Insurer. No Subagent shall act on behalf of Insurer until properly appointed by Insurer. To the extent that
Exhibit 1 does not include all annuity Contracts of Insurer which are registered as securities under the Federal Securities laws, Broker/Dealer is responsible for ensuring that its Subagents, unless otherwise agreed to with Insurer in writing, do not offer to sell any other variable annuity contracts issued by Insurer, other than the Contracts, unless a selling agreement with respect thereto has been executed by the parties. Broker/Dealer is responsible for supervising the activities of its Subagents and for ensuring that Subagents are properly licensed and in compliance with all applicable federal, state and local laws and regulations and all rules and procedures of Insurer provided in writing to Broker/Dealer by Insurer. Broker/Dealer shall notify Insurer promptly, in writing, of any giving or receiving of notice of termination of any Subagent. Insurer reserves the right to refuse to appoint any proposed Subagent and to terminate any relationship with any Subagent, with or without cause, at any time. By submitting a Subagent for appointment, Broker/Dealer warrants that: (1) such Subagent is recommended for appointment; (2) such Subagent is fully licensed under applicable laws to transact business with Insurer and is a duly registered representative of Broker/Dealer; and (3) all background investigations required by state and federal laws have been made with respect to such Subagent.

4.   Sales Material.
     --------------

     A. Broker/Dealer shall not use any written or audiovisual sales material (including prepared scripts for oral presentations) in connection with the sales of the Contracts or solicitations thereof, unless such material has been provided by, or approved in writing in advance of such use by, the Insurer and Distributor.

     B. In accordance with the requirements of federal and certain state laws, Broker/Dealer shall, to the extent required by such laws, maintain complete records indicating the manner and extent of distribution of any such sales material. This material shall be made available to appropriate federal and state regulatory agencies as required by law or regulation and to Distributor and Insurer upon written request.


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

5.   Prospectuses. For any Contract which is a registered security,
     ------------
Broker/Dealer warrants that solicitation will be made by use of currently effective prospectuses for the Contract and the underlying funds; and if required by state law, the Statement of Additional Information for the Contract; that the prospectuses will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting or otherwise inconsistent with any statement made in the prospectus. The Insurer and Distributor shall furnish Broker/Dealer, at no cost to such party, reasonable quantities of currently effective prospectuses.

6.   Conduct of Business.
     -------------------

     A. In connection with its activities under the Agreement, Broker/Dealer will fully comply with the requirements of all applicable laws, rules and regulations of regulatory authorities (including self-regulatory organizations) having jurisdiction over the activities of Broker/Dealer.

     B. Neither Broker/Dealer nor any Subagent shall solicit an application from, or recommend the purchase of a Contract to, an applicant without having reasonable grounds to believe, in accordance with, among other things, applicable regulations of any state insurance commission, the Securities and Exchange Commission ("SEC") and the NASD, that such purchase is suitable for the applicant. While not limited to the following, a determination of suitability shall be based on information supplied after a reasonable inquiry concerning the applicant's insurance and investment objectives, a review of existing insurance contracts and, if applicable, the appropriateness of replacing such contract and applicant's financial situation and needs.

     C. Broker/Dealer has or will have established, prior to its commencement of any solicitation of sales of Contracts pursuant to the terms of this Agreement, such rules, procedures, supervisory and inspection techniques as necessary to diligently supervise the activities of its Subagents pursuant to this Agreement and to ensure compliance with the terms of this Agreement necessary to establish diligent supervision. Broker/Dealer shall be responsible for securities and insurance law training, supervision and control of its Subagents in connection with their solicitation activities with respect to the Contracts and shall supervise compliance with applicable federal and state securities laws, NASD requirements and state insurance law in connection with such solicitation activities. Broker/Dealer will observe, and will comply with, all requirements of any bank on whose premises Broker/Dealer engages in sales activities pursuant to this Agreement. Upon request by Insurer or Distributor, Broker/Dealer will furnish appropriate records as are necessary to establish diligent supervision.

     D. Broker/Dealer will fully comply with the requirements of applicable state insurance laws and regulations and will maintain all books and records and file all reports required thereunder to be maintained or filed by a licensed insurance agent. Broker/Dealer shall comply with the terms and conditions of applicable provisions of no-action letters issued by the Staff of the SEC with respect to the non-registration as a broker-dealer under the 1934 Act of a corporation licensed as an insurance agent and associated with a registered broker-dealer. Broker/Dealer shall notify Distributor immediately in writing if Broker/Dealer fails to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

     F. Broker/Dealer shall pay all expenses incurred by it in the performance of this Agreement unless otherwise specifically provided for in this Agreement or in a writing signed by Insurer and Distributor. Initial and renewal state appointment fees for Broker/Dealer and its Subagents will be paid by Insurer.

     G. Applications shall be taken only on preprinted application forms supplied by the Insurer. The Contract forms and applications are the sole property of the Insurer. No person other than the Insurer has the authority to make, alter or discharge any policy, Contract application, Contract certificate, supplemental contract or form issued by the Insurer. No person other than the Insurer has the right to waive any provision with respect to any Contract or policy. No person other than the Insurer has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of the Insurer.

     H. Broker/Dealer and Subagent shall accept premiums in the form of a check or money order made payable to Insurer. Broker/Dealer shall ensure that all checks and money orders and applications for the Contracts received by it or any Subagent are remitted promptly to Insurer. In the event that any other premiums are sent to a Subagent or Broker/Dealer rather than to Insurer, they shall promptly remit such premiums to Insurer. Broker/Dealer acknowledges that if any premium is held at any time by it, such premium shall be held on behalf of Insurer, and Broker/Dealer shall segregate such premium from its own funds and promptly remit such premium to Insurer. All such premiums, whether by check, money order or wire, shall at all times be the property of Insurer.

     I. Upon issuance of a Contract by Insurer, Insurer shall promptly deliver such Contract to its purchaser. For purposes of this provision, "promptly" shall be deemed to mean not later than five calendar days, or such shorter period as is reasonable under the circumstances.

     J. Unless required by a determination of suitability, during the term of this Agreement and for 5 years after termination hereof, Broker/Dealer covenants on behalf of itself and, for so long as any such Subagent remains employed by Broker/Dealer, any Subagent appointed hereunder, that they shall not solicit, induce or attempt to solicit or induce Contract owners to terminate, surrender, cancel, replace or exchange such Contract. Broker/Dealer acknowledges and agrees that the provisions contained in this Section 6(J) may be enforced by an action for an injunction, as well as or in addition to any action for damages.

     K. Broker/Dealer shall have no authority to advertise for or on behalf of the Distributor or the Insurer without prior written approval from the Distributor and the Insurer.


7.   Commission Payments.
     -------------------

     A. Broker/Dealer shall be entitled to receive from the Insurer a commission based upon premiums received and accepted by the Insurer for Contracts issued pursuant to this Agreement, based on the applicable rate of commission set forth in the Commission Schedule attached hereto as Exhibit 1 which is incorporated herein by reference. Broker/Dealer shall be solely responsible for the payment of any commission or consideration of any kind to Subagents.

     B. In no event shall the Insurer be liable for the payment of any commissions with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and, if required, appointed by Insurer prior to the commencement of such solicitation.

     C. If a Contract is returned to the Insurer pursuant to the "Free Look" provision or any other right to examine provision of the Contract, the full commission paid by the Insurer will be unearned and shall be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

     D. In no event shall Insurer incur obligations under this Agreement to issue any Contracts or pay any commission in connection therewith if the Contract owner is over the maximum issue age with respect to that product when the Contract application was accepted. With respect to such Contracts, the full commission paid by the Insurer will be unearned and shall be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

     E. With respect to any Contract that is rescinded, as determined by the Insurer in its sole discretion (other than a rescission with respect to which a surrender charge applies), or if the Insurer otherwise determines that a commission has not been earned (but such determination may not contravene any other provision of this Agreement), 100% of such unearned commission will be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

     F. Compensation for the sale of any Contract which is renewed, changed, exchanged or otherwise converted from any other contract issued by the Insurer shall be paid according to the Insurer's guidelines and practices.

     G. With respect to any Contract, or group of Contracts which the Insurer in its sole discretion deems to be a single case, and with respect to which at the time of application submission the initial purchase payment is greater than $1,500,000, the Insurer may establish an alternate commission for


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

such Contract or Contracts with the consent of Distributor.

8.   Indemnification
     ---------------

     A. Broker/Dealer shall indemnify, defend and hold harmless Insurer and each person who controls or is associated with Insurer within the meaning of the federal securities laws and any director, officer, corporate agent, employee, attorney and any representative thereof, from and against all losses, expenses, claims, damages and liabilities (including any costs of investigation and legal expenses and any amounts paid in settlement of any action, suit or proceeding of any claim asserted) which result from, arise out of or are based upon:

          (i) any breach by Broker/Dealer or its Affiliates of any representation, warranty or other provision of this Agreement, including any acts or omissions of Broker/Dealer, Affiliates, Subagents and other associated persons; or

          (ii) any violation by Broker/Dealer, any Affiliate or any Subagent of any federal or state securities law or regulation, insurance law or regulation or any rule or requirement of the NASD or any breach of an obligation owed by Broker/Dealer or Subagent to any Contract owner;

          (iii) the use by Broker/Dealer, any Affiliate or any Subagent of any sales or promotional material which has not received specific written approval of Insurer and Distributor as provided in Section 4 of this Agreement, any oral or written misrepresentations or any unlawful sales practices concerning the Contracts by Broker/Dealer, any Affiliate or any Subagent; or

          (iv) Claims by Subagents or other agents or representatives of Broker/Dealer for commissions or other compensation or remuneration of any type.

     B. Insurer shall indemnify, defend and hold harmless Broker/Dealer and each person who controls or is associated with Broker/Dealer within the meaning of the federal securities laws and any director, officer, corporate agent, employee, attorney and any representative thereof, from and against all losses, expenses, claims, damages and liabilities (including any costs of investigation and legal expenses and any amounts paid in settlement of any action, suit or proceeding of any claim asserted) which result from, arise out of or are based upon:

          (i) any breach by Insurer of any representation, warranty or other provision of this Agreement;

          (ii) any violation by Insurer or any Affiliate of any insurance law or regulation; or

          (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or any other written sales material relating to the Contracts prepared by the Insurer which is utilized by the Broker/Dealer in connection with the sale of Contracts or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement, Prospectus and Statement of Additional Information), or in the case of such other sales material, necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided, however, that the Insurer will not be liable in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Prospectus or Statement of Additional Information in conformity with information furnished to the Insurer specifically for use therein; or

          (iv) any breach of an obligation owed by Insurer to any Contract owner.

     C. The indemnification provided for herein shall survive termination of this Agreement.

9.   Fidelity Bond. Broker/Dealer represents that all directors, officers,
     -------------
employees, representatives and/or Subagents who are appointed pursuant to this Agreement or who have access to funds of the Insurer are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement or any other defalcation, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer's expense. Such bond shall be at least equivalent to the minimal coverage


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

required under the NASD's Conduct Rules, endorsed to extend coverage to life insurance and annuity transactions. Broker/Dealer acknowledges that the Insurer may require evidence that such coverage is in force and Broker/Dealer shall promptly give notice to the Insurer of any notice of cancellation or change of coverage. Broker/Dealer assigns any proceeds received from the fidelity bond company to the Insurer to the extent of the Insurer's loss due to activities covered by the bond. If there is any deficiency, Broker/Dealer will promptly pay the Insurer that amount on demand, and Broker/Dealer shall indemnify and hold harmless the Insurer from any deficiency and from the cost of collection.

10.  Top-tier Product. Broker/Dealer agrees that, for so long as this Agreement
     ----------------
is in effect and the Insurer and the Contracts meet Broker/Dealer's criteria applicable to all top-tier variable annuity products and carriers, the Contracts shall be the exclusive top-tier variable annuity product investing in WM Variable Trust offered through Broker/Dealer. Broker/Dealer agrees to provide Insurer 30 days prior written notice of any change in the top-tier status of Insurer or the Contracts and, to the extent practicable, provide Insurer reasonable opportunity to take corrective action to retain its top-tier status.

11.  RapidApp Program. The following provisions shall apply only to such
     ----------------
applications and Contracts as are transmitted to the Insurer pursuant to the Insurer's RapidApp Program.

     A. Broker/Dealer agrees to communicate with owners of the Contracts issued through the RapidApp Program in order to obtain and deliver to the Insurer the signed confirmation for the Contract. Broker/Dealer further agrees to provide any assistance or cooperation required to enforce a Contract issued under the RapidApp Program which shall include, but not be limited to, providing the Insurer access to recordings of telephone conversations with customers containing their consent to the purchase of Contracts, or providing statements or affidavits from such Subagents as to the customer's consent to the making of the Contract.

     B. In the event the owner of a Contract repudiates or rescinds the Contract and the Insurer, with the written consent of the Distributor, which will not be unreasonably withheld, waives any surrender charges, the full commission paid by the Insurer will be returned to the Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission. In addition, all amounts equal to any market loss arising from such rescission or repudiation will be paid by Broker/Dealer on demand, or in the absence of such demand, charged back to Broker/Dealer. If Distributor fails to provide its consent as described above, Distributor agrees to indemnify Insurer from and against any losses, expenses, claims, damages and liabilities (including any costs of investigation and legal expenses and any amounts paid in settlement of any action, suit or proceeding of any claim asserted) which result from, arise out of or are based upon such action.

     C. Broker/Dealer agrees that it will be solely responsible for the transmission or failure of transmission of application information to the Insurer. Broker/Dealer warrants that all application information will be accurately transmitted.

     D. Broker/Dealer agrees to pay the Insurer all amounts equal to any market loss resulting from the misallocation of the initial purchase payment into the subaccounts, which misallocation was the result of Insurer relying on Broker/Dealer's or their Subagents' application information. In the absence of a demand for payment, such amounts shall be charged back to Broker/Dealer.

     E. Broker/Dealer agrees that its Subagents who are resident and licensed in those jurisdictions approved by the Insurer may submit applications to the Insurer pursuant to the RapidApp Program and agree to the provisions of this
Section 11. Broker/Dealer acknowledges that agreeing to the provisions of this
Section 11 does not require its Subagents to submit all applications to the Insurer pursuant to the RapidApp Program.

12.  Termination.
     -----------

     A.   Normal Termination. This Agreement shall continue for an indefinite
          ------------------
term, subject to the termination by either party upon written notice to the other parties hereto, which shall be effective sixty (60) days following receipt thereof.

     B.   Automatic Termination for Cause. This Agreement shall automatically
          -------------------------------
terminate upon: (1) a material breach of this Agreement by any party, including without limitation any failure to comply with the


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

laws or regulations of any state or other governmental agency or body having jurisdiction over the sale of the Contracts, unless such party shall, within five business days of receipt of notice of such breach from another party to this Agreement, cure such breach to the reasonable satisfaction of each other party to this Agreement; or (2) the suspension, revocation or non-renewal of any then required insurance or securities license of Broker/Dealer or Insurer or any of their Affiliates, or the deregistration of the Broker/Dealer or its termination of membership with the NASD.

     C.   Rights and Obligations. Upon termination of this Agreement, except as
          ----------------------
otherwise provided herein, all authorizations, rights and obligations shall cease. Except to the extent prohibited by applicable law, Broker/Dealer's right to receive compensation shall continue in respect of any Contracts sold prior to the termination of this Agreement (including any additional investments through such Contracts).

13.  General Provisions.
     ------------------

     A.   Waiver. Waiver by any of the parties to promptly insist upon strict
          ------
compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

     B.   Independent Contractor. Broker/Dealer is an independent contractor and
          ----------------------
its Subagents who are appointed as insurance agents of Insurer are agents of Broker/Dealer and not employees, agents or representatives of Insurer or Distributor.

     C.   Independent Assignment. No assignment of this Agreement or of
          ----------------------
commissions or other payments under this Agreement shall be valid without the prior written consent of the Insurer and Distributor.

     D.   Notice. Any notice pursuant to this Agreement shall be mailed, postage
          ------
paid, to the last address communicated by the receiving party to the other parties to this Agreement.

     E.   Severability. To the extent this Agreement may be in conflict with any
          ------------
applicable law or regulation, this Agreement shall be construed in a manner not inconsistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

     F.   Amendment. No Amendment to this Agreement shall be effective unless in
          ---------
writing and signed by all the parties hereto.

     G    Washington Law. This Agreement shall be construed in accordance with
          --------------
the laws of the State of Washington.

     H.   Effectiveness. This Agreement shall be effective as of the date set
          -------------
forth above.

     I.   Confidentiality. "Confidential Information" of a party shall mean all
          ---------------
confidential or proprietary information, including trade secrets of such party and documentation, the terms of this Agreement and any customer information. All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information. Neither party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without the other party's consent. Each party shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time (the "GLB Act"), the regulations promulgated thereunder or other applicable law; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees. The obligations in this section shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and


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

shall not apply with respect to information which (1) is developed by the other party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date between the parties hereto or (5) is rightfully received by a party free of any obligation of confidentiality. If the GLB Act, the regulations promulgated thereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality to the Confidential Information, such standard shall prevail over the provisions of this section.

Insurer agrees it shall not make use of any information relating to purchasers of Contracts, including, without limitation, any solicitation of the Purchasers of Contracts to purchase any other product or service, without the prior written consent of Broker/Dealer or Distributor.

     J.   Arbitration. Any controversy or claim arising out of or relating to
          -----------
this Agreement, or the breach hereof, shall be settled by arbitration in a forum mutually agreed to by the Distributor and Insurer in accordance with the Code of Arbitration Procedures of the NASD, and judgment upon the award rendered by the arbitrators) may be entered in any court having jurisdiction thereof.

     K.   Audit of Records. To the extent not otherwise provided herein, each
          ----------------
party hereto (the "Requesting Party") shall have the right, upon reasonable notice to any other party hereto (the "Other Party"), during regular business hours, to audit all the records and practices of the Other Party relating to the business contemplated hereunder in order to determine whether such Other Party is complying with the terms of this Agreement, including the payment of commissions and fees. The Requesting Party shall have the right to copy any of such records at its expense. At its option, such audit may be conducted by the Requesting Party's own personnel or by a qualified independent auditor selected by it. The Requesting Party shall make reasonable efforts to conduct each such audit in a manner that avoids any material disruption of the Other Party's business.


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

IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of the parties to this Agreement as of the date set forth above.

"INSURER":

FIRST SUNAMERICA LIFE INSURANCE COMPANY

By:  ________________________________________
     Jana Waring Greer, Senior Vice President


"DISTRIBUTOR":

WM FUNDS DISTRIBUTOR, INC.

By:  __________________________________________________

     __________________________________________________
     Printed Name & Title

"BROKER/DEALER":

WM FINANCIAL SERVICES, INC.

By:  __________________________________________________

     __________________________________________________
     Printed Name & Title

                                     ANNEX I

This Annex I appends that certain Selling Agreement dated as of December 31, 2002 (the "Agreement") between First SunAmerica Life Insurance Company, WM Funds Distributor, Inc. and WM Financial Services, Inc. ("Broker/Dealer"). Each of the undersigned is affiliated with Broker/Dealer and represents that it holds the necessary corporate insurance license to act as general agent in connection with the sale of Contracts, as defined in the Agreement, in those states so identified next to its name. By executing this Annex I each of the undersigned agrees to be bound by the terms and conditions of the Agreement as if it were a party thereto.

            COMPANY                        STATE(S)                 TAX I.D. NO.
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

            COMPANY                        STATE(S)                 TAX I.D. NO.
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

Signature:
-------------------------------------------------------------------------------------

                                   BANK RIDER

This rider is appended to that certain Selling Agreement dated as of December 31, 2002 between First SunAmerica Life Insurance Company ("Insurer"), WM Funds Distributor, Inc. ("Distributor") and WM Financial Services, Inc., together with its duly licensed insurance affiliates indicated on Annex I of the Selling Agreement ("Broker/Dealer"). This Rider is to be executed by any Broker/Dealer which is selling, or intends to sell, Contracts on the premises of any federal or state chartered bank, thrift or savings and loan institution (collectively, "Bank"). Pursuant hereto, Broker/Dealer represents and warrants that it will comply with the requirements of applicable laws, regulations and guidelines of any regulatory authority having jurisdiction over the activities of Bank or occurring on Bank premises, including without limitation, the Interagency Statement on Retail Sales of Nondeposit Investment Products (Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, and Office of Thrift Supervision, February 14,
1994) and any subsequent release designed to provide governance to banks in connection with the sale of nondeposit investment products ("applicable banking laws"). Broker/Dealer agrees that it shall be responsible for ensuring that applicable banking laws are complied with in connection with the activities undertaken pursuant to the Selling Agreement, including without limitation, ensuring that all advertisements and sales literature used by Broker/Dealer comply with applicable banking laws. Broker/Dealer further agrees that it shall inform the Insurer in writing of any legends and other disclosures that are required by applicable banking laws to be contained in advertisements or sales literature for the Contracts.

"BROKER/DEALER":

WM FINANCIAL SERVICES, INC.

By:  ________________________________________

     ________________________________________
     Printed Name & Title

                                    EXHIBIT 1
                               Commission Schedule

This Commission Schedule is hereby incorporated in and made a part of the Selling Agreement dated as of December __, 2002 ("Agreement") by and between First SunAmerica Life Insurance Company ("Insurer"), WM Funds Distributor, Inc. and WM Financial Services, Inc., together with its duly licensed insurance affiliates indicated on Annex I to the Agreement (collectively, "Broker/Dealer").

The following commission rates shall apply to Contracts issued by Insurer. Commissions are paid in respect of the aggregate purchase payments received and accepted by the Insurer with complete application information and documentation as required by the Insurer or as a subsequent purchase payment under a Contract after the Contract is in force. In addition, if an annual trail commission is applicable, it will be payable in monthly installments. The trail commission installment for each calendar month will be calculated based on contract value as of the end of such month. Trail commissions are not payable on any Contract that has been surrendered, annuitized or under which a death benefit has been paid.

WM Diversified Strategies/III/ Variable Annuity Contract. If more than one
--------------------------------------------------------
commission option is chosen, Broker/Dealer agrees that subagents may select from the specified commission options at the time a Contract is sold, which selection may not be changed at a later time. If more than one commission option is selected, Broker/Dealer must also specify a "default" commission option, which will apply in the event the Subagent does not select a commission option at the time of the sale of a Contract.

With respect to WM Diversified Strategies/III/ Contracts issued to persons age 80 or younger (at date of issue), commissions will be paid pursuant to one or more of the options set forth below, as selected by Broker/Dealer.

-------------------------------------------------------------------------------------------------------------
          Commission                  Annual Trail Commission                       Allowed         Default
          Rate as a
          Percentage                                                            (Check all that    (Select
          of Purchase                                                                apply)        only one)
           Payments
-------------------------------------------------------------------------------------------------------------
Option                   For Contracts in force from 39 months or longer,
  1         4.50%        1.00% annually, payable in 0.25% quarterly                   [ ]             [ ]
                         installments
-------------------------------------------------------------------------------------------------------------
Option                   For Contracts in force from 15 months or longer,
  2         4.00%        0.25% annually, payable in (0.25/4)% quarterly               [ ]             [ ]
                         installments for months 15 through 36, 1.00%
                         annually, payable in 0.25% quarterly installments
                         thereafter
-------------------------------------------------------------------------------------------------------------
Option                   For Contracts in force from 15 months or longer,
  3         2.75%        1.00% annually, payable in 0.25% quarterly                   [ ]             [ ]
                         installments
-------------------------------------------------------------------------------------------------------------


[Continued on next page]

With respect to WM Diversified Strategies/III/ Contracts issued to persons age 81-85 (at date of issue), commissions will be paid pursuant to one or more of the options set forth below, as selected by Broker/Dealer.


-------------------------------------------------------------------------------------------------------------
            Commission                  Annual Trail Commission                       Allowed         Default
            Rate as a
            Percentage                                                            (Check all that    (Select
            of Purchase                                                                apply)        only one)
             Payments
-------------------------------------------------------------------------------------------------------------
Option                      For Contracts in force from 39 months or longer,
  8         2.75% on all    1.00% annually, payable in 0.25% quarterly                  [ ]             [ ]
              premiums      installments
          received within
            the first 12
          months after the
            Contract was
              issued,
            1.50% on all
             premiums
          received during
             months 13
            through 36
-------------------------------------------------------------------------------------------------------------
Option                      For Contracts in force from 15 months or longer,
  9         1.50% on all    1.00% annually, payable in 0.25% quarterly                  [ ]             [ ]
              premiums      installments
          received within
            the first 12
          months after the
            Contract was
              issued
-------------------------------------------------------------------------------------------------------------

Note: With respect to WM Diversified Strategies/III/ Contracts issued to persons age 86-90 (at date of issue), no commissions will be paid.


Please sign and return this Exhibit I (retaining a copy for your records).

Please print your name and title:    __________________________________

Broker/Dealer name:                  __________________________________

Signature:                           __________________________________

Date:    _____________, 20__


2